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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated June 17, 1998, accompanying the consolidated financial statements included in the Annual Report of Citadel Technology, Inc. on Form 10-KSB as of February 28, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statements of Citadel Technology, Inc. on Form S-8 (File No. 33-65189, No. 333-03291,
No. 333-15665 and 333-53151, effective December 20, 1995, May 8, 1996,
November 6, 1996, and May 20, 1998, respectively).

GRANT THORNTON LLP
/s/ Grant Thornton LLP
Dallas, Texas
June 19, 1998